CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
California Carbon Industry, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated January 30, 2015, with respect to the financial statements of California Carbon Industry, Inc., in its registration statement on Form S-1/A relating to the registration of 21,695,000 shares of common stock. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
April 24, 2015